EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint Austin Ligon or Keith D. Browning my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 29, 2004, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ James F. Clingman, Jr.
Print Name:	James F. Clingman, Jr.
Title:	Director

Signature:	/s/ Jeffrey E. Garten
Print Name:	Jeffrey E. Garten
Title:	Director

Signature:	/s/ W. Robert Grafton
Print Name:	W. Robert Grafton
Title:	Director

Signature:	/s/ William S. Kellogg
Print Name:	William S. Kellogg
Title:	Director

Signature:	/s/ Hugh G. Robinson
Print Name:	Hugh G. Robinson
Title:	Director

Signature:	/s/ Richard L. Sharp
Print Name:	Richard L. Sharp
Title:	Director

Signature:	/s/ Thomas G. Stemberg
Print Name:	Thomas G. Stemberg
Title:	Director

Signature:	/s/ Beth A. Stewart
Print Name:	Beth A. Stewart
Title:	Director

Signature:	/s/ William R. Tiefel
Print Name:	William R. Tiefel
Title:	Director

POWER OF ATTORNEY

I hereby appoint Keith D. Browning my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 29, 2004, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Austin Ligon
Print Name:	Austin Ligon
Title:	President, Chief Executive Officer, and Director

POWER OF ATTORNEY

I hereby appoint Austin Ligon my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 29, 2004, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Keith D. Browning
Print Name:	Keith D. Browning
Title:	Executive Vice President, Chief Financial Officer, and Director